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                                                                  EXHIBIT 10.140

                           Revolving Loan Agreement

AGREEMENT between the undersigned (the "Company") and The CIT Group/Equipment Financing, Inc. ("CIT").

1.   Loans.

CIT agrees, subject to the terms of this Agreement, to make loans to the Company (the "Loans") from time to time from the date hereof to and including December 31, 2001 (the "Termination Date"), up to but not exceeding, in the aggregate principal amount, at any one time outstanding, the sum of $7,000,000.00 (the "Line of Credit"). Except for the initial Loan made hereunder, each Loan shall be in the minimum amount or $25,000.00 or a multiple thereof. All Loans made hereunder will be repayable at CIT's address set forth herein or at such other address as CIT may from time to time direct.

2.   Condition Precedent to All Loans.

CIT shall not be obligated to make any Loan under this Agreement if, at the time of the making of the proposed Loan:

     (a) an Event of Default, as defined in Section 13, has occurred and is continuing;

     (b) the aggregate principal amount of Loans outstanding exceeds the Available Line of Credit as defined in Section 7.1; or

     (c) there has been a material adverse change in the Company's financial condition from that shown in the Company's financial statement dated December 31, 1999

3.   Loan Account; Monthly Statements.

All Loans will be charged, and payments received on account of such Loans credited, to an account maintained in the Company's name on CIT's books (the "Loans Account"). Each month CIT will render to the Company a statement of the Loan Account which shall constitute an account stated and shall be deemed to be correct, accepted by and binding upon the Company unless CIT shall receive a written statement of exceptions from the Company within 30 days after such statement has been rendered to the Company. In the event CIT should so request, the Company agrees to execute and deliver to CIT such promissory notes of the Company as CIT shall request in order to evidence the Loans, but unless and until CIT should so request, the Loan Account and the monthly statements thereof rendered by CIT to the Company shall constitute the primary evidence of the Loans.

4.   Repayment of Loans.

4.1 At any time prior to Termination Date, the Company may make payments to CIT on account of the Loans, provided that the Company may not make any payment which results in the outstanding principal amount owing under the Loan Account to be less than $250,000.00. All such payments may, at CIT's option, be applied first to the payment of accrued interest and then to principal.

4.2 The Company promises to pay the outstanding principal amount owing under the Loan Account as of the Termination Date in 48 equal successive monthly installments, commencing on, January 31, 2002 and on a like date of each month thereafter until such amount has been paid in full, provided, however, that the final installment shall be in the amount of the then unpaid principal amount.

4.3 At any time on or after the Termination Date, the Company may pay the then outstanding principal amount owning on the Loan Account in whole or in part, without penalty, provided that interest accrued to the date of such payment is paid with such payment. Each such partial principal payments shall be in an amount equal to the amount of a monthly installment determined under Section 4.2 or a multiple thereof. All such partial principal payments shall be applied to the monthly installments due under
     Section 4.2 in the inverse order of their maturities.

5.   Interest.

All Loans shall bear interest payable monthly at a rate per annum equal to the "governing rate" plus .25% on the average daily unpaid balance of principal outstanding on all such Loans during the month, but in no event greater than the highest rate permitted by applicable law, even if this Agreement shall state a minimum rate of interest. Interest shall be payable within 5 business days after the Company's receipt of CIT's interest statement.

"Governing rate" shall mean a rate equal to the highest of (1) the Prime Rate of the Chase Manhattan Bank or its successors or (ii) "The Wall Street Journal Prime Rate" or (iii) the commercial paper rate in effect from time to time. Interest shall be computed on the basis of a year of 360 days. The Prime Rate of The Chase Manhattan Bank or its successors shall mean the rate of interest publicly announced by The Chase Manhattan Bank or its successors in New York from time to time as its Prime Rate. The Prime Rate of The Chase Manhattan Bank or its successors is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank or its successors to its borrowers. "The Wall Street Journal Prime Rate" shall mean the Prime Rate listed by the Wall Street Journal. If more than one Prime Rate is listed in the Wall Street Journal, then the highest rate shall apply. "Commercial paper rate" shall mean the average rate quoted by the Wall Street Journal or such other source as CIT may determine for 30-day dealer commercial paper.

The Governing Rate on the date of this Agreement is 9.5% per annum.
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6.6. Definitions; Standards of Eligibility.

6.1 "Receivables" shall mean accounts, contract rights, chattel paper, notes, drafts, rental receivables, conditional sale contracts, security agreements, installment paper, installment sales, revolving charge accounts, and other obligations for the payment of money, including inter-company accounts and notes receivables, and all documents, contracts, invoices and instruments evidencing or constituting the same and all security instruments and security agreements relating thereto, which are created or acquired by the Company, all property the sale or lease of which gives rise or purports to give rise to Receivables, and all cash and non-cash proceeds thereof, including any merchandise returned or rejected by, or repossessed from customers.

6.2 "Eligible Receivables" shall mean Receivables created or acquired by the Company in the regular course of its business as presently conducted, which are and at all times continue to be acceptable to CIT in all respects and which are payable within ninety (90) days of invoice date. In general, no Receivable shall be deemed eligible unless: the credit of the obligor on such Receivable is and continues to be acceptable to CIT; such Receivable represents an existing, valid and legally enforceable indebtedness based upon an actual and bona fide sale and delivery or lease of property or rendition of services to the named obligor, which has been finally accepted by the obligor and for which the obligor is unconditionally liable to make payment in the amount stated in each invoice, document or instrument evidencing, constituting or accompanying the Receivable in accordance with the terms thereof, without rights of rejection or return or offset, defense, counterclaim or claim of discount or dedication; all statements made and all unpaid balances appearing in the invoices, documents and instruments representing or constituting the Receivables, are true and correct and are in all respects what they purport to be, and all signatures and endorsements that appear thereon are genuine and all signatories and endorsers, if any, have full capacity to contract, and the obligor owing such Receivable is not affiliated with or employed by the Company;
     absolute title to each Receivable, free and clear of any liens and encumbrances or claims of others, including liens or encumbrances or claims of ownership on the property the sale or lease of which purports to give rise to such Receivables, is vested absolutely in the Company and no other assignment of or security interest or other interest in the Receivable in favor of others is then in effect; the transactions underlying or giving rise to any Receivable do not violate any applicable state or federal law or regulation and all documents relating to the Receivables are legally sufficient under such laws and regulations and are legally enforceable in accordance with their terms; and any contract under which any Receivable arises does not contain a prohibition against assignment or require the consent of or notice to the obligor with respect to any assignment of monies arising thereunder. A Receivable will not be deemed an Eligible Receivable if any of the following is the case; it is ninety (90) or more days past due; it represents a COD sale; it is a contra account; it is an employee/officer account; it is a retainage account; the obligor owing such Receivable resides outside of the United States.

6.3 "Inventory" shall have the same meaning as such term is defined under the Uniform Commercial Code, including all goods acquired or manufactured for sale or lease, and any parts, accessories, piece goods, raw materials, work in process and finished merchandise, and all proceeds thereof.

6.4 "Eligible Inventory" shall mean the portion, excluding work in process, of Inventory consisting of saleable or leasable merchandise which has been acquired or manufactured by the Company in the regular course of business for sale or resale or lease to customers, which is owned by the Company free and clear of all liens, encumbrances or claims in favor of others, and which at all times continues to be acceptable to CIT for Eligible Inventory and Eligible Equipment purposes.

6.5 "Equipment" shall have the same meaning as such term is defined under the Uniform Commercial Code.

6.6 "Eligible Equipment" shall mean all of the Equipment which is owned by the Company free and clear of all liens, encumbrances or claims in trust of others, and which at all times continues to be acceptable to CIT for Eligible Inventory and Eligible Equipment purposes.

6.7 "Obligations" shall mean all loans and advances from time to time made by CIT to the Company hereunder and to others at the request of or for the account of or for the benefit of the Company, all other indebtedness and obligations which may be now or hereafter owing by the Company to CIT under this Agreement or any other agreement which may now or hereafter be entered into by CIT with the Company, howsoever arising, whether absolute or contingent, joint or several, matured or unmatured, direct or indirect, primary or secondary, including, but not limited to, CIT's interest or other charges hereunder or under any other agreement between the Company and CIT. The Company hereby agrees to pay on demand all costs and fees CIT may incur in the event of default by the Company hereunder, all costs and expenses (including, all out-of-pocket expenses and attorneys' fees actually paid by CIT) incurred by CIT, its employees or agents in protecting, maintaining, preserving, enforcing or foreclosing CIT's security interest in any Eligible Inventory and Eligible Equipment, including all efforts made to enforce collection of any Receivable, whether through judicial proceedings or otherwise, or in defending or prosecuting any action or proceeding arising out of or relating to CIT's transactions with the Company, all of which are hereby also included in the definition of "Obligations" and which may be charged at CIT's option to the Loan Accounts in the event the same are not promptly paid after demand.

Standards of eligibility or acceptability for Eligible Inventory and Eligible Equipment purposes and determination of value shall be fixed and may be revised from time to time solely by CIT in its exclusive judgment, exercised reasonably and in good faith. Reliance by CIT from time to time on listings, reports and other information relating to any Eligible Inventory and Eligible Equipment furnished by or obtained from the Company shall not be deemed to limit CIT's right to revise standards of eligibility or acceptability and determination of value at any time and from time to time.

7.   Grant of Security Interest; Eligible Inventory and Eligible Equipment.

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7.1 As security for the prompt payment in full of present and future
    Obligations, the Company hereby grants to CIT a security interest in and hereby assigns and pledges to CIT, its successors and assigns (which grant, assignment and pledge shall continue until payment in full of all Obligations, whether or not this Agreement shall have sooner terminated), all right, title and interest of the Company in and to the following (which, together with any other security at any time pledged, assigned or delivered by the Company to CIT or received by CIT in connection with any Obligations are herein sometimes collectively called "Eligible Inventory and Eligible Equipment"):

All Receivables of the Company, whether or not the same be Eligible Receivables and whether or not specifically listed on any schedules, assignments or reports furnished to CIT from time to time, whether now existing or arising or created or acquired at any time hereafter, together with all rights to any and all sums due and to become due on Receivables, all proceeds of Receivables in whatever form, including cash, checks, notes, drafts and other instruments for the payment of money, and all right, title and interest in and to any merchandise the sale or lease of which gives rise to, or purports to create any Receivable or which secures any Receivable, all property allocable to unshipped orders and all merchandise returned by or reclaimed or repossessed from customers, all rights of stoppage in transit, replevin, repossession and reclamation and all other rights of any unpaid vendor or lienor. The continuing general assignment and pledge of and security interest in Receivables contained herein shall include all accounts, all documents, instruments, contracts, liens and security instruments, all credit insurance policies and other insurance and all guarantees relating to Receivables, all books and records evidencing, securing or relating to Receivables, all Eligible Inventory and Eligible Equipment, deposits, dealer reserves, or other security securing the obligation of any person under or relating to Receivables, all credit balances in favor of the Company on CIT's books, and all rights and remedies of whatever kind or nature the Company may hold or acquire for the purpose of securing or enforcing Receivables, and all general intangibles relating to or arising out of Receivables;

(a) All Inventory in which the Company now or at any time hereafter may have an interest, whether or not the same be Eligible Inventory and whether or not such Inventory is specifically listed or described in this Agreement or in any Inventory reports furnished to CIT from time to time, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possessing of the Company or is held by the Company or by others for the Company's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers, all Inventory which may be located on premises of the Company or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or third parties, and all general intangibles relating to or arising out of Inventory. This continuing general lien on and security interest in Inventory shall extend and attach to all Inventory through all stages of manufacture, production or processing, to all raw materials, goods in process and finished products, and to all additions thereto, and to all insurance policies and proceeds therefore covering Inventory, and shall automatically attach to all Receivables and all other cash and non-cash proceeds resulting from the sale, lease or disposition of Inventory, including any trade-ins. With respect to after-acquired Inventory, CIT's security interest shall be deemed to be a purchase money security interest;

(b) All other personal property of the Company, now existing or hereafter arising or acquired, including without limitation all of the Company's accounts, goods, furniture, machinery, equipment, fixtures, investment property, general intangibles (including, without limitation, goodwill, inventions, designs, patents, patent applications, trademarks, trademark applications, service marks, trade names, licenses, leasehold interests in real and other security held by or granted to the Company to secure payment of the Company's accounts, investment property, general intangibles, instruments, and notes), tax refunds, chattel paper, contract rights, instruments, documents, notes, returned and repossessed goods, together with all accessions to, substitutions for, and all replacements, products and proceeds of the foregoing (including, without limitation, proceeds of insurance policies insuring any of the foregoing), all books and records (including, without limitation, customer lists, credit files, computer programs, printouts, and other computer materials and records) pertaining to any of the foregoing, and all insurance policies insuring any of the foregoing.

The Obligations shall also be secured by any property in which the company may granted, or may in the future grant, a security interest to CIT pursuant to any other agreement, including, but not limited to, any such agreement which CIT acquires by the way of purchase, assignment or otherwise.

8.  Available Line of Credit.

8.1 The maximum principal amount of Loans that may, from time to time, be outstanding under this Agreement, and which in no event shall exceed the Line of Credit, is hereinafter referred to as the "Available Line of Credit."

8.2 The Available Line of Credit, at any time and from time to time, shall be an amount equal to the following:

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(a)  Thirty percent (50%) of the amount owing on Eligible Receivables as computed from monthly aging reports to be submitted to CIT by Company.

(b) Eighty-Three (83%) of the aggregate appraised value of the Eligible Inventory and the Eligible Equipment.

8.3  The total of Eligible Receivables as of the date 6-30-00 is $10,949,525.04.
                                                      -------    --------------
     The aggregate appraised value of Eligible Inventory and Eligible Equipment described in Schedule A as of the date hereof is $1,560,984.92 . Fifty
                                                      -------------
     percent (50%) of the amount owing on Eligible Receivables as of the date
     hereof is $5,474,762.52              (80%) of the Eligible Equipment as of
               ------------- ------------
     the date hereof is $129,561.48. The Available Line of Credit as of the date
                        -----------
     hereof is $7,000,000.00.
               -------------

8.4 The fair and correct appraised value of each item of Eligible Inventory and Eligible Equipment shall be deemed to be the amount set forth opposite each such item in Schedule A attached hereto.

8.5 The Company may, from time to time, up to and including the Termination Date add additional items of Eligible Inventory and Eligible Equipment to Schedule A, provided that each such item of Eligible Inventory and Eligible Equipment must be acceptable to CIT in all respects. The appraised value of any such item of new Eligible Inventory and Eligible Equipment shall be 90% of the cash price (exclusive of taxes and charges) paid by the Company for such equipment and the appraised value of any such item of used Eligible Inventory shall be 80% of cash price (exclusive of taxes & charges).

8.6 The appraised value of each item of Eligible Inventory and Eligible Equipment shall be deemed to depreciate at the rate of 1.5% of the original appraised value of such item per month, effective the first day of each month, commencing_________, or, in the event that Schedule A is subsequently amended to add other Eligible Inventory and Eligible Equipment, commencing on the first day of the month following the month in which such Eligible Inventory and Eligible Equipment was added to Schedule A.

8.7 Any Eligible Inventory and Eligible Equipment which is subsequently sold or otherwise disposed of, lost or destroyed, or which in the opinion of CIT has for any other reason lost all Eligible Inventory and Eligible Equipment value, shall be deemed to have an appraised value of zero.

8.8 Notwithstanding anything to the contrary contained in Section 4.2, if at any time the aggregate principal amount of all Loans outstanding exceeds the Available Line of Credit then in effect, the Company will, within 10 days after CIT'S request therefor, either:

(a) add such additional Eligible Inventory and Eligible Equipment to Schedule A to increase the Available Line of Credit to an amount equal to the aggregate principal amount of all loans then outstanding; or

(b) pay CIT such amount so that the amount of the Loans outstanding does not exceed the Available Line of Credit.

9.   Location of Eligible Inventory and Eligible Equipment.

The Company and CIT agree that regardless of the manner of affixation, the Eligible Inventory and Eligible Equipment shall remain personal property and not become part of any real estate. The Company agrees that the Eligible Inventory and Eligible Equipment will be kept at the location or locations specified on Schedule A and will notify CIT promptly in writing of any change in the location of the Eligible Inventory and Eligible Equipment within a state specified in Schedule A, but will not remove the Eligible Inventory and Eligible Equipment from any such state without the prior written consent of CIT.

10.  Representations and Warranties.

The Company represents and warrants to CIT that:

10.1 except for the security interest granted hereby, the Eligible Inventory and Eligible Equipment is and will remain free from all liens, claims, security interests and encumbrances;

10.2 no financing statement covering the Eligible Inventory and Eligible Equipment or any proceeds thereof is on file in favor of anyone other than CIT, but if such other financing statement is on file, it will be terminated or subordinated in a manner satisfactory to CIT;

10.3 all information supplied and statements made by the Company in any financial, credit or accounting statement or application for credit prior to, contemporaneously with or subsequent to the execution of this Agreement, are and shall be true, correct, valid and genuine;

10.4 the Company has full authority to enter into and to perform under this Agreement and in so doing, it is not violating its charter or by-laws, any law or regulation or agreement with third parties, and it has taken all such action as may be necessary or appropriate to make this Agreement binding upon it; and

10.5 this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company that is enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy or other similar laws affecting the rights of creditors generally.

11.  Company's Agreements.

The Company agrees:

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11.1   to defend at Company's own cost any action, proceeding, or claim affecting the Eligible Inventory and Eligible Equipment;

11.2 to pay reasonable attorney's fees and other expenses incurred by CIT in enforcing its rights and remedies under this Agreement;

11.3 to pay promptly all taxes, assessments, license fees and other public or private charges when levied or assessed against the Eligible Inventory and Eligible Equipment or this Agreement;

11.4 that, if any item of Eligible Inventory and Eligible Equipment is a motor vehicle or other property for which a certificate of title is required or permitted by law, Company shall obtain such certificate with respect to the Eligible Inventory and Eligible Equipment showing the security interest of CIT thereon and in any event shall do everything necessary or expedient to preserve or perfect the security interest of CIT;

11.5 that the Company will not misuse, fail to keep in good repair, secrete, or without the prior written consent of CIT, sell, rent, lend, encumber or transfer any of the Eligible Inventory and Eligible Equipment notwithstanding CIT's right to proceeds;

11.6 that CIT may, at any reasonable time, enter upon the Company's premises or wherever any of the Eligible Inventory and Eligible Equipment may be located, inspect the Eligible Inventory and Eligible Equipment and/or the Company's books and records pertaining to the Eligible Inventory and Eligible Equipment, and Company shall assist CIT in making such inspection;

11.7 that the security interest granted by the Company to CIT shall continue to be effective as long as there are any Obligations owed by the Company to CIT or this Agreement shall remain in effect.

11.8 to preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required; and

12.    Insurance and Risk of Loss.

All risk of loss, damage to or destruction of the Eligible Inventory and Eligible Equipment shall at all times be on the Company. The Company will procure forthwith and maintain at the Company's expense insurance against all risks of loss or physical damage to the Eligible Inventory and Eligible Equipment for the full insurable value thereof for the life of this Agreement plus breach of warranty insurance and such other insurance thereon in amounts and against such risks as CIT may specify, and shall promptly deliver each policy to CIT with a standard long-form mortgagee endorsement attached thereto showing loss payable to CIT; and providing CIT with not less than 30 days written notice of cancellation; each policy shall be in form, terms and amount and with insurance carriers satisfactory to CIT; CIT's acceptance of policies lesser amounts or risks shall not be a waiver of the Company's foregoing obligations. As to CIT's interest in such policy, no act or omission of the Company or any of its officers, agents, employees or representatives shall affect the obligations of the insurer to pay the full amount of any loss.

The Company hereby assigns to CIT any monies which may become payable under any such policy of insurance and irrevocably constitutes and appoints CIT as the Company's attorney in fact (a) to hold each original insurance policy, (b) to make, settle and adjust claims under each policy of insurance, (c) to make claims for any monies which may become payable under such and other insurance on the Eligible Inventory and Eligible Equipment including returned or unearned premiums, and (d) to endorse the Company's name on any check draft or other instrument received in payment of claims or returned or unearned premiums under each policy and to apply the funds to the payment of the indebtedness owing to CIT; provided, however, CIT is under no obligation to do any of the foregoing.

Should the Company fail to furnish such insurance policy to CIT, or to maintain such policy in full force, or to pay any premium in whole or in part relating thereto, then CIT, without waiving or releasing any default or obligation by the Company, may (but shall be under no obligation to) obtain and maintain insurance and pay the premium therefor on behalf of the Company and charge the premium to the Company's indebtedness under this Agreement. The full amount of any such premium paid by CIT shall be payable by the Company upon demand, and failure to pay same shall constitute an event of default under this Agreement.

13.    Financial Reports.

The Company agrees that, until the Loans have been paid in full, it will furnish
CIT:

           (a) within 90 days after the end of each fiscal year of the Company, a balance sheet of the Company as at the end of such fiscal year and statements of profit and loss and surplus, all prepared in accordance with generally accepted principles and practices of accounting consistently applied, and certified by independent certified public accountants selected by the Company and satisfactory to CIT;

           (b) within 60 days after the end of each of the first three quarters of each fiscal year of the Company, a balance sheet of the Company as at the end of such quarter and statements of profit and loss and surplus for such period, all prepared in accordance with generally accepted principles and practices of accounting consistently applied and certified by the chief financial officer of the Company; and

           (c) from time to time, such further information regarding the business affairs and financial condition of the Company as CIT may reasonably require.

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14. Events of Default.

The occurrence of any of the following events shall constitute an "Event of Default":

14.1 the Company fails to pay any Obligation when due and payable (whether due at scheduled maturity, required prepayment, acceleration or otherwise);

14.2 the Company fails or neglects to perform, keep or observe any term, provision, condition, covenant, representation or warranty contained in this Agreement or in any other present or future agreement between the Company and CIT;

14.3 the Company becomes insolvent or ceases to do business as a going concern;

14.4 the filing by or against the Company of any petition or complaint or the commencement of any case under any provision of the Federal bankruptcy laws of the Company admits its inability to pay or fails to to pay its debts generally as they mature;

14.5 the Company makes an assignment for the benefit of creditors, its property is attached or a receiver is appointed for the Company or any other insolvency proceedings are instituted by or against the Company;

14.6 whenever CIT, in good faith, believes the prospect of payment or performance is impaired or in good faith believes that the Eligible Inventory and Eligible Equipment is not adequate security for the Obligations or in good faith otherwise deems itself to be insecure;

14.7 any information furnished by or on behalf of the Company relating to the Eligible Inventory and Eligible Equipment or the financial condition or business affairs of the Company is determined by CIT to be false or misleading in any material respect;

14.8 any guarantor dies or defaults in the payment or performance of any Obligation to CIT or any guaranty obtained in connection with this Agreement ceases to be in full force and effect; or

14.9 a surety, bonding company or guarantor takes over the Company's performance of any job contracted by the Company.

15. Acceleration of Obligations and Remedies.

15.1 Upon the occurrence of an Event of Default, the outstanding balance owing under this Agreement and all other Obligations shall, if CIT shall so elect, become immediately due and payable without notice to or demand upon the Company of any kind and the Loans shall bear interest at the same rate as before maturity until paid in full. In no event shall the Company, upon acceleration of the maturity of the Obligations by CIT, or otherwise, be required to pay any interest in excess of the maximum amount permitted by law. Any accelration of the Obligations, if elected by CIT, shall be subject to all applicable laws, including laws as to rebates and refunds of unearned charges.

15.2 Upon the occurrence of an Event of Default and at any time thereafter, CIT shall have all the rights and remedies of a secured party under the Uniform Commercial Code and any other applicable laws, including the right to any deficiency remaining after disposition of the Eligible Inventory and Eligible Equipment for which deficiency Company hereby agrees to remain fully liable. The Company agrees that CIT, by itself or its agent, may without notice to any person and without judicial process of any kind, enter into any premises or upon any land owned, leased or otherwise under the real or apparent control of the Company or any agent of the Company where the Eligible Inventory and Eligible Equipment may be or where CIT believes the Eligible Inventory and Eligible Equipment may be, and disassemble, render unusable and/or repossess all or any item of the Eligible Inventory and Eligible Equipment, and disconnect and separate all Eligible Inventory and Eligible Equipment from any other property. The Company expressly waives all further rights to possession of the Eligible Inventory and Eligible Equipment after default and all claims for injuries suffered through or loss caused by such entering and/or repossession. CIT may require the Company to assemble the Eligible Inventory and Eligible Equipment and return it to CIT at a place to be designated by CIT which is reasonbly convenient to both parties. CIT will give the Company reasonable notice of the time and place of any public sale of the Eligible Inventory and Eligible Equipment or of the time after which any private sale or any other intended disposition of the Eligible Inventory and Eligible is to be made. Unless otherwise provided by law, the requirement of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of the Company shown herein at least 10 days before the time of the sale or disposition. The proceeds of any such sale or other disposition of the Eligible Inventory and Eligible Equipment shall be applied first to the payment of all expenses of retaking, holding, storing and preparing for sale, selling and the like, next to the payment of reasonable attorney's fees and other legal expenses incurred by CIT in connection with enforcing any of its rights under this Agreement and then to the payment of the Obligations in such order as CIT, in its sole discretion, may elect. All of CIT's rights are cumulative and not alternative.

16. Waiver of Defaults; Agreement Inclusive.

CIT may in its sole discretion waive a default, or cure at the Company's expense, a default. Any such waiver in a particular instance or of a particular default shall not be a waiver of other defaults or the same kind of default at another time. No modification or change in this Agreement or any related note, instrument or agreement shall bind CIT unless such changes or modifications shall be in writing signed by CIT. No oral agreement shall be binding on either party.

17. Financing Statements; Certain Expenses.

If permitted by law, the Company authorizes CIT to file financing statement with respect to the Eligible Inventory and Eligible Equipment signed only by CIT and to file a carbon, photograph or other reproduction of this Agreement or of a financing statement. At the request of CIT, the Company will execute any financing statements, agreements or documents, in form satisfactory to CIT which CIT may deem necessary or advisable to establish and maintain a perfected security interest in the Eligible Inventory and Eligible Equipment, and will pay the cost of filing or recording the same in all public offices deemed necessary or advisable by CIT. The Company also agrees to pay all costs and expenses incurred by CIT in conducting UCC, tax or other lien searches against the Company or the Eligible Inventory and Eligible Equipment and such other fees as may be agreed. The Company will reimburse CIT for all out-of-pocket expenses incurred by CIT for any appraisals of equipment and charges made by anyone other than members of CIT's own staff in connection with the processing of the Company's Loan application.

18. Guaranties.

At, or prior to the making of the initial loan hereunder, the Company will furnish or cause to be furnished to CIT, an unconditional guaranty of the payment and performance of the Company's Obligations, in form and substance satisfactory to CIT, from

Meadow Valley Corporation
--------------------------------------------------------------------------------

_______________________________________________________________________________.

19. Approval of Documentation.

All documentation and other matters relating to the transactions contemplated by this Agreement, including but not limited to the validity and enforceability of the guaranties, the first priority security interest in CIT's favor on the property described in Schedule A, and any releases or subordinations covering such property, shall be satisfactory and acceptable to CIT and its counsel prior to disbursements of any and all Loans hereunder.

20. Late Charges.

Any payment not made when due shall, at the option of CIT, bear late charges thereon calculated at the rate of 1 1/2% per month, but in no event greater than the highest rate permitted by relevant law.

21. Inventory Reports; Assignment of Receivables.

In furtherance or the continuing assignment and security interest herein contained, the Company will execute and make available to CIT from time to time in such form and manner and with such frequency as may be required by CIT, solely for CIT's convenience in maintaining a record of the Eligible Inventory and Eligible Equipment, such confirmatory Inventory reports and confirmatory assignments of Receivables, designating, identifying or describing the Eligible Inventory and Eligible Equipment and copies of invoices to customers, agreements of any kind with its customers, copies of suppliers' invoices, evidence of shipment and delivery and such further documentation and information relating to the Eligible Inventory and Eligible Equipment as CIT may require, provided, however, that if the Company should fail to execute and deliver such reports or assignments, such failure shall not affect, diminish, modify or otherwise limit CIT's security interest in all present and future Inventory and Receivables of the Company and the proceeds thereof. The Company will furnish to CIT within ten
(10) days after the end of each month, an aging report of the Company's customers and amounts owing, prepared as at the end of such month end. The Company agrees to advise CIT promptly of any substantial change relating to the type, quantity or quality of Eligible Inventory and Eligible Equipment or of any event which would have a material effect on the value of the Eligible Inventory and Eligible Equipment or on the security interested granted to CIT therein.

22. Conditions Precedent

The making of any Loan hereunder at any time by CIT in its sole discretion is subject, among other things, to compliance in full by the Company with all of the terms and provisions of this Agreement, as at any time amended, and to the further condition that at the time of the proposed making of any such Loan there shall have been no material adverse change in the financial condition or business of the Company, and that no Event of Default, and no event which with the lapse of time or the notice and lapse of time specified for the purpose of constituting such an Event of Default, has occurred and is continuing at the time of such proposed Loan.

23. Additional Covenants of the Company.

See attached Financial Report Covenant Rider consisting of one (1) page attached hereto and made a part hereof.

As long as any Obligations remain outstanding hereunder, the Company, in addition to the covenants made elsewhere in this Agreement, will, unless CIT shall otherwise consent in writing:

All accounting terms used herein shall be interpreted in accordance with generally accepted accounting principles, consistently applied.

24. Notices.

Any notice or request required or permitted to be given under this Agreement shall be sufficient if in writing and sent by hand or by Certified Mail, in either case return receipt requested, to the parties at the following addresses, or at such other address as to which either party shall notify the other in writing:

The CIT Group/Equipment Financing, Inc.:

1540 West Fountainhead Pkwy.
Tempe, AZ 85282
Attn: Gerald Rickman

Meadow Valley Contractors, Inc.
4411 South 40/th/ Street
Phoenix, AZ 85040

25. Miscellaneous

Any provisions hereof contrary to, prohibited by or invalid under applicable laws or regulations shall be inapplicable and deemed omitted here from, but shall not invalidate the remaining provisions hereof. If the Company is a corporation, the Company represents that this Agreement is executed pursuant to the authority of its Board of Directors. The Company and CIT each hereby waive any right to a trial by jury in any action or proceeding with respect to, in connection with, or arising out of this Agreement, or any note or document delivered pursuant to this Agreement. This agreement shall be binding upon and inure to the benefit of the Company and CIT and their respective successors and assigns, except that the Company may not assign or transfer any of its rights under this Agreement without the prior written consent of CIT. Section headings are included in this Agreement for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

If at any time this transaction would usurious under applicable law, then regardless of any provision contained in this Agreement in any other agreement made in connection with this transaction, it is agreed that:

     (a) the total of all consideration which constitutes interest under applicable law that is contracted for, charged or received upon this agreement or any such other agreement shall under no circumstances exceed the maximum rate of interest authorized by applicable law and any excess shall be credited to the Company; and


     (b) if CIT elects to accelerate the maturity of, or if CIT permits the Company to prepay the Indebtedness, any amounts which because of such action would constitute interest may never include more than the maximum rate of interest authorized by applicable law, and any excess interest, if any, provided for in this Agreement or otherwise, shall be credited to the Company automatically as of the date of acceleration or prepayment.

26. Governing Law.

This Agreement shall be governed by, and construed in accordance with, the law of the State of Arizona.

27. Special Provisions. (See Special Provisions Instructions below.)

Year 2000. The Company shall take all action necessary to assure that its computer-based systems are able to effectively process data including dates and date sensitive functions. The Company represents and warrants that the Year 2000 problem (that is, the inability of certain computer applications to recognize and correctly perform properly date-sensitive functions involving certain dates prior to and after December 31, 1999) will not result in a material adverse effect on the Company's business condition or ability to perform hereunder. Upon request, the Company shall provide assurance acceptable to the CIT that the Company's computer systems and software are or will be Year 2000 compliant on a timely basis. The Company shall immediately advise CIT in writing of any material changes in the Company's Year 2000 plan, timetable or budget.

See Exhibit "A" consisting of one (1) page attached hereto and made a part hereof.



IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date shown below.

Dated: 7-17-2000

THE CIT GROUP/EQUIPMENT FINANCING, INC.

By  /s/ W. E. Carver                    Title  V.P.
    --------------------------------           -------------------

P.O. Box 27248
---------------------------------------------------------------------
Address

Tempe                                            AZ      85285-7248
---------------------------------------------------------------------
City                                             State   Zip Code


Meadow Valley Contractors, Inc.
---------------------------------------------------------------------
Company

By /s/ Kenneth D. Nelson                    Title  VICE PRESIDENT
   -------------------------------------           ---------------------


4411 South 40th Street
---------------------------------------------------------------------
Principal Place of Business


Phoenix                                          AZ      85040
---------------------------------------------------------------------
City                                             State   Zip Code

--------------------------------------------------------------------------------
SPECIAL PROVISIONS INSTRUCTIONS - The notations to be entered in the Special Provisions section of this document for use in ALABAMA, FLORIDA, GEORGIA, IDAHO, NEVADA, NEW HAMPSHIRE, OREGON, SOUTH DAKOTA and WISCONSIN are shown in the applicable State pages of the Loans and Motor Vehicles Manual
--------------------------------------------------------------------------------

                                  EXHIBIT "A"
                                      TO
                           REVOLVING LOAN AGREEMENT


DEBTOR:                                 SECURITY PARTY:

Meadow Valley Contractors, Inc.         The CIT Group/Equipment Financing, Inc.
4411 South 40th Street                   P.O. Box 27248
Phoenix, AZ 85040                       Tempe, AZ 85285-7248





Description of Collateral:
--------------------------

All of the Debtor's property, or interests in property, whether now owned or existing or hereafter acquired or arising and wheresoever located, whether tangible or intangible, including without limitation, all of Debtor's accounts, inventory, goods, furniture, machinery, equipment, fixtures, investment property, general intangibles (including, without limitation, goodwill, inventions, designs, patents, patent applications, trademarks, trademark applications, service marks, trade names, licenses, leasehold interests in real and personal property, franchises, tax refund claims, and guarantee claims, security interests or other security held by or granted to Debtor to secure payment of Debtor's accounts, investment property, general intangibles, instruments, and notes,) tax refunds, chattel paper, contract rights, instruments, documents, notes, returned and repossessed goods, together with all accessions to, substitutions for, and all replacements, products and proceeds of the foregoing (including, without limitation, proceeds of insurance policies insuring any of the foregoing), all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) pertaining to any of the foregoing, and all insurance policies insuring any of the foregoing.

Date: 7-17-2000
     --------------------------------

Meadow Valley Contractors, Inc.



By: /s/ Kenneth D. Nelson              Title:   Vice President
   ------------------------------               -----------------
   Name:

                        FINANCIAL REPORT COVENANT RIDER
                        -------------------------------

     ATTACHED TO AND BY THIS REFERENCE MADE A PART OF REVOLVING LOAN AGREEMENT WHEREIN MEADOW VALLEY CONTRACTORS, INC. IS COMPANY AND THE CIT GROUP/EQUIPMENT FINANCING, INC. IS CIT DATED 7/17/00.

COMPANY COVENANTS AND AGREES THAT DURING THE TERM OF THIS AGREEMENT, IT WILL PROVIDE TO CIT (1) WITHIN 60 DAYS, SEMI-ANNUAL STATEMENTS AND (2) WITHIN 90 DAYS AFTER THE END OF ITS FISCAL YEAR, A BALANCE SHEET AND INCOME STATEMENT OF COMPANY'S PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES CONSISTENTLY AND REVIEWED BY AUDITOR.

DURING ALL TIMES DURING THE COMPANY'S FISCAL YEAR 2000, THE COMPANY'S TANGIBLE NET WORTH WILL NOT BE LESS THAN $6,500,000.00. FOR EACH FISCAL YEAR THEREAFTER, THE COMPANY'S TANGIBLE NET WORTH SHALL NOT BE LESS THAN THE MINIMUM TANGIBLE NET WORTH REQUESTED TO BE MAINTAINED IN THE PREVIOUS FISCAL YEAR, THE MINIMUM TANGIBLE NET WORTH REQUIRED TO BE MAINTAINED PURSUANT TO THIS SECTION SHALL NOT BE DECREASED IF IN ANY FISCAL YEAR THE COMPANY HAS A DEFICIT NET INCOME AFTER TAXES.

Debtor:

Meadow Valley Contractors, Inc.
-------------------------------

By: /s/ Kenneth D. Nelson            Title: Vice President
    ---------------------                   --------------

[LOGO OF CIT]
                                                                   July 21, 2000
Meadow Valley Contractors, Inc.
Meadow Valley Corporation
4411 South 40th Street
Phoenix, AZ 85040

RE: Revolving Loan Agreement dated July 17, 2000 between Meadow Valley Contractors, Inc. and The CIT Group/Equipment Financing, Inc.

Gentlemen:

By this letter, the Revolving Loan Agreement and all related documents are amended as follows:

1. Revolving Loan Agreement Section 1, the "Termination Date" to be changed from December 31, 2000 to December 31, 2001.

2. Revolving Loan Agreement, Section 7(b) will be amended to add the following language: "..goods, furniture, machinery, equipment, including but not
                                                        -----------------
   limited to the equipment listed on Schedule A attached hereto and made a part
   -----------------------------------------------------------------------------
   hereof, fixtures, investment property..."
   ------

3. Revolving Loan Agreement, Section 8.2 will be amended to read as follows: The Available Line of Credit, at any time and from any time, shall be an amount equal to the following:

   (a) Fifty percent (50%) of the amount owing on Eligible Receivables as computed from monthly aging reports to be submitted to CIT by Company, plus,

   (b) Eighty-three percent (83%) of aggregate appraised value of the Eligible Equipment, plus,

   (c) Fifty percent (50%) of Eligible Inventory.

4. Revolving Loan Agreement, Section 8.3 will be amended to read as follows: The total of Eligible Receivables as of the date June 30, 2000 is $10,949,525.04. The aggregate appraised value of Eligible Equipment described in Schedule A as of the date hereof is $1,560,984.92. The total of Eligible Inventory as of the date May 31, 2000 is $2,754,447.51. Fifty percent (50%) of the amount owing on Eligible Receivables as of the date hereof is $5,474,762.52. Eighty-three (83%) of the Eligible Equipment as of the date hereof is $1,295,617.48. Fifty percent (50%) of the Eligible Inventory as of the date hereof is $1,377,223.78. The Available Line of Credit as of the date hereof is $7,000,000.00.

5. Revolving Loan Agreement, Section 23(a), (b) and (c) will be deleted.

6. Financial Report Covenant Rider, Paragraph 2, the Company's Tangible Net Worth for the year 2000 will not be less than $6,500,000.00.

All other terms and conditions of the above referenced Revolving Loan Agreement shall remain in full force and effect and are reaffirmed as of this date.


Sincerely,
The CIT Group/Equipment Financing, Inc.
/s/ Heather Meheut
Heather Meheut
Transaction Coordinator


Read and agreed to this ___ day of July, 2000.

Debtor:
Meadow Valley Contractors, Inc.

By /s/ Kenneth D. Nelson                Title     Vice President
  -------------------------------------      --------------------------


Guarantor:
Meadow Valley Corporation

By_____________________________________ Title     Vice President
                                             --------------------------